UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2022

CrossAmerica Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

645 Hamilton Street, Suite 400 Allentown, PA	18101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 625-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CAPL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2022, VUC Inc. (the “Company”), an affiliate of CrossAmerica Partners LP (the “Partnership”) and CrossAmerica GP LLC (the “General Partner”), and Mathew Evan Naylor entered into a Separation and Release Agreement (the “Agreement”) in connection with the termination on November 18, 2022 of Mr. Naylor’s employment with the Company and his resignation as an officer of affiliates and subsidiaries of the Partnership. Under the Agreement, in exchange for a release of claims against the Company, the Partnership, the General Partner and their respective affiliates, the Company will provide Mr. Naylor the following severance payments and benefits: (i) continuation of his base salary for a period of fifty (50) weeks, (ii) a bonus equal to $13,273.10 and (iii) health insurance coverage through October 31, 2023 if Mr. Naylor pays his applicable employee portion.

The foregoing description of the material terms of the Separation and Release Agreement does not purport to be a complete description and is qualified in its entirety by reference to the full text of the Separation and Release Agreement, which will be filed as an exhibit to the Partnership’s next Annual Report on Form 10-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CrossAmerica Partners LP
By:	CrossAmerica GP LLC
its general partner

By:	/s/ Keenan D. Lynch
	Name:	Keenan D. Lynch
	Title:	General Counsel and Chief Administrative Officer

Dated: December 2, 2022